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                                                                    EXHIBIT 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 14, 2004 (Except for Note M, as to which the date is February 27, 2004), accompanying the consolidated financial statements appearing in the 2003 Annual Report of SFBC International, Inc. and Subsidiaries to its shareholders included in the Form 10-K for the year ended December 31, 2003 which is incorporated by reference in this Registration Statement (Registration No. 333-120152). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                       /s/  Grant Thornton LLP

                                       Grant Thornton LLP

Miami, Florida
January 27, 2005